Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of First Interstate BancSystem, Inc. of our report dated February 19, 2010, except for Note 28 as to which the date is March 10, 2010, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to our firm under the caption “Experts” in such Prospectus.
/s/ McGladrey & Pullen, LLP
Des Moines, Iowa
March 10, 2010